                                                                   EXHIBIT 10.10

                    Asset and Liability Allocation Agreement


                             New London Trust, FSB


                          Dated as of April  12, 1999


                                    between


                            Lake Sunapee Bank, fsb


                                      and

                             Mascoma Savings Bank

                                      and

                                 Cargill Bank

                               Table of Contents

                                                                        Page No.

                                   ARTICLE I
                                  DEFINITIONS


                                  ARTICLE II
                           ALLOCATION OF BANK ASSETS

2.1  Allocation of Bank Assets ...........................................  -2-

                                  ARTICLE III
                        ALLOCATION OF BANK LIABILITIES

3.1  Allocation of Bank Liabilities.......................................  -4-

                                  ARTICLE IV
                                   EMPLOYEES

4.1  Allocation of Employees..............................................  -4-
4.2  Compliance with Terms of Stock Purchase Agreement....................  -4-
4.3  Corporate Center Obligations.........................................  -5-
4.4  Retention Pay Obligations............................................  -5-

                                   ARTICLE V
                                PURCHASE PRICE

5.1  Allocation of Purchase Price.........................................  -5-
5.2  Allocation of Reductions in Purchase Price...........................  -5-
5.3  Allocation of Delay Penalty..........................................  -5-
5.4  Closing Dividend.....................................................  -5-
5.5  Allocation of Post-Closing Adjustment................................  -5-

                                  ARTICLE VI
                             POST-CLOSING MATTERS

6.1  Mutual Cooperation...................................................  -6-
6.2  Post Closing Data Processing.........................................  -6-
6.3  Referrals............................................................  -6-
6.4  Non-Solicitation of Bank Employees...................................  -6-
6.5  Non-Solicitation of Branch Customers.................................  -7-
6.6  Duty to Furnish Information..........................................  -7-
6.7  Deposits and Loan Payments Inadvertently Received....................  -7-
6.8  Obligation to Update Schedules Prior to Closing......................  -7-
6.9  Conduct of Business..................................................  -7-
6.10 Regulatory Approvals.................................................  -7-
6.11 Adjustments in Bank Assets and Bank Liabilities......................  -8-

                                  ARTICLE VII
                                INDEMNIFICATION

 7.1  Allocation of Indemnification Payments..............................  -9-

                                 ARTICLE VIII
                              GENERAL PROVISIONS

 8.1  Entire Agreement; Modification; Waiver..............................  -9-
 8.2  Counterparts........................................................  -9-
 8.3  Headings............................................................  -9-
 8.4  Governing Law....................................................... -10-
 8.5  Addresses of Notice................................................. -10-
 8.6  Expenses............................................................ -11-
 8.7  Publicity........................................................... -11-
 8.8  Severability........................................................ -11-
 8.9  Consent to Jurisdiction: Waiver of Jury Trial....................... -11-
8.10  Damages; Enforcement of the Agreement............................... -12-
8.11  Binding Nature; Assignment.......................................... -12-
8.12  No Third Party Rights............................................... -12-

                                   SCHEDULES
                                   ---------

Schedule 2.1(b)           -     Loans
Schedule 2.1(b)(i)        -     Loan Loss Reserves
Schedule 2.1(c)(i)        -     Leases
Schedule 2.1(c)(ii)       -     Realty
Schedule 2.1(d)           -     Personalty
Schedule 2.1(e)           -     Records
Schedule 2.1(f)           -     Contracts
Schedule 2.1(i)           -     Securities
Schedule 2.1(j)           -     Accounts Receivable
Schedule 2.1(k)           -     FHLB Stock
Schedule 2.1(m)           -     Data Processing Equipment
Schedule 2.1(o)           -     NYCE Stock
Schedule 3.1(a)           -     Allocation of Deposit Liabilities
Schedule 3.1(b)           -     Borrowings
Schedule 3.1(d)           -     Sold Loans and Mortgage Servicing Contracts
Schedule 3.1(e)           -     Other Bank Liabilities
Schedule 4.1              -     Allocation of Bank Employees
Schedule 4.3              -     Corporate Center Obligations
Schedule 5.1              -     Purchase Price
Schedule 6.2              -     Post Closing Data Processing

                   ASSET AND LIABILITY ALLOCATION AGREEMENT
                   ----------------------------------------

          THIS ASSET AND LIABILITY ALLOCATION AGREEMENT (the "Agreement") is made as of April 12, 1999, by and among Cargill Bank, a Connecticut chartered savings and loan association with its main offices in Putnam, Connecticut ("CB"), Lake Sunapee Bank, fsb, a federally chartered savings bank with its main offices in Newport, New Hampshire ("LSB") and Mascoma Savings Bank, a federally chartered savings bank with its main offices in Lebanon, New Hampshire ("MSB"). CB, LSB and MSB are referred to herein individually as a "Bank Party" and collectively as the "Bank Parties."

                                   PREAMBLE
                                   --------

          WHEREAS, the Sun Life Assurance Company of Canada (U.S.), a Delaware corporation with its principal place of business in Wellesley, Massachusetts ("Sun"), and New London Trust, FSB, a federally chartered savings bank with its main office in New London, New Hampshire ("Target") have entered into a Stock Purchase Agreement with PM Holdings Inc., a Connecticut corporation with its main office in Hartford, Connecticut ("PMH"), PM Trust Holding Company, a Connecticut corporation with its main office in Hartford, Connecticut ("PMTH"), and Bank Parties of even date (the "Stock Purchase Agreement"), a true copy of which attached hereto as Exhibit A, which Stock Purchase Agreement provides for
                         ---------
the sale to PMH and PMTH of all of the capital stock of Target;

          WHEREAS, PMH and PMTH have entered into a Purchase and Assumption Agreement with Bank Parties of even date (the "Purchase and Assumption Agreement"), a true copy of which is attached hereto as Exhibit B, whereby Bank
                                                        ---------
Parties have agreed to purchase from Target, immediately after the consummation of the sale of Target Outstanding Stock (as defined in the Stock Purchase Agreement) pursuant to the Stock Purchase Agreement, all of the Target's Bank Business (as defined in the Purchase and Assumption Agreement); and

          WHEREAS, Bank Parties desire to reach an agreement regarding the allocation of the Bank Assets (as defined in the Purchase and Assumption Agreement) and Bank Liabilities (as defined in the Purchase and Assumption Agreement) among Bank Parties such that (i) each Bank Party is transferred an amount of Bank Assets that is equal to the amount of Bank Liabilities that it assumes and that (ii) the Bank Assets and Bank Liabilities transferred represent the portion of the Bank Business for which each party has agreed to pay its share of the Purchase Price (as defined in the Stock Purchase Agreement and the Purchase and Assumption Agreement) and to set forth certain other agreements in conjunction with their entering into the Stock Purchase Agreement and the Purchase and Assumption Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, subject to the terms and conditions set forth herein, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     Terms not otherwise defined herein shall have the meaning specified in the Stock Purchase Agreement or the Purchase and Assumption Agreement, as appropriate.


                                  ARTICLE II
                           ALLOCATION OF BANK ASSETS
                           -------------------------

 2.1 Allocation of Bank Assets. Bank Parties shall allocate all of Target's
     -------------------------
     right, title and interest in and to the Bank Assets existing as of the Closing Date among Bank Parties as follows:

     (a) Cash on Hand.  All Cash shall be allocated to the Bank Party acquiring
         ------------
         the Banking Office at which such Cash is located.

     (b) Loans.  The Loans shall be allocated among Bank Parties in accordance
         -----
         with Schedule 2.1(b).
              ---------------

          (i)  Loan Loss Reserves. The loan loss reserves shall be allocated as
               ------------------
               provided in Schedule 2.1(b)(i); provided, however, any excess
                           ------------------
               loan loss reserves shall be subject to the provisions of Section
               13.3 of the Purchase and Assumption Agreement.

          (ii) Other Real Estate Owned.  Other Real Estate Owned will be
               -----------------------
               allocated to the Bank Party acquiring the Banking Office at which the borrowing relationship with respect to such Other Real Estate Owned is maintained.

     (c)  Real Property.
          -------------

          (i)  Leases.  All Banking Office Leases and Tenant Leases shall be
               ------
               allocated in accordance with Schedule 2.1(c)(i).
                                           ------------------

          (ii) Realty.  All real estate, buildings, fixed assets and
               ------
               improvements related to the Banking Offices shall be allocated as set forth in Schedule 2.1(c)(ii).
                            -------------------

     (d)  Personalty.  All Personalty shall be allocated in accordance with
          ----------
          Schedule 2.1(d).
          ---------------

     (e)  Records. Except as set forth in Schedule 2.1(e), all books and records
          -------                         --------------
          related to the portion of the Bank Business acquired by a Bank Party shall be allocated to that Bank Party.

     (f)  Contracts. Contract rights, licenses, permits, approvals,
          ---------
          authorizations and franchises shall be allocated as set forth on
          Schedule 2.1(f). Any prepaid contract expense shall be allocated by
          ---------------
          Banking Office.

     (g)  Safe Deposit Box Assets and Agreements.  All Safe Deposit Agreements
          --------------------------------------
          shall be allocated to the Banking Office at which the related safe deposit box is located.

     (h)  Lease Improvements.  Lease improvements (to the extent not otherwise
          ------------------
          included as Personalty) shall be allocated to the Banking Office in which they are located.

     (i)  Securities.  The Securities shall be allocated as agreed by Bank
          ----------
          Parties at Closing as set forth on Schedule 2.1(i) to be prepared at
                                             --------------
          that time to further the objectives stated in the Preamble to this Agreement.

     (j)  Accounts Receivable.  The Accounts Receivable shall be allocated as
          -------------------
          agreed by Bank Parties at Closing as set forth on Schedule 2.1(j) to
                                                            --------------
          be prepared at that time to further the objectives stated in the Preamble to this Agreement.

     (k)  FHLB Stock.  FHLB Stock shall be allocated as set forth on Schedule
          ----------                                                 --------
          2.1(k).
          ------

     (l)  Day Care Center.  LSB and MSB shall assume joint responsibility for
          ---------------
          the administration and disposition of the Day Care Center. After the Closing, the Day Care Center shall be renamed the "New London Day Care Center." LSB and MSB intend to divest themselves of the Day Care Center as soon as practicable after the Closing Date. Until such time as such divestiture occurs, LSB and MSB shall allocate all profits and operating expenses equally between them and promptly pay any amounts due. LSB shall be assigned the Lease related to the Day Care Center and shall have a primary responsibility for the administration of the Day Care Center and shall account to MSB for all profits and operating expenses.

     (m)  Data Processing Equipment, Tapes and File Packages.  All data
          --------------------------------------------------
          processing equipment, software programs and the related property shall be allocated as provided in Schedule 2.1(m).
                                      ---------------

     (n)  Subsidiaries.  Ownership of the Subsidiaries shall be allocated as
          ------------
          follows: (i) 80 South Main Street Corporation to MSB; (ii) NLT Services, Inc. to LSB; and (iii) New London Trust Financial Service Corporation to CB.

     (o)  NYCE Stock.  All NYCE Stock owned by Target on the Closing Date shall
          ----------
          be allocated as set forth in Schedule 2.1(o).
                                       ---------------

     (p)  FDIC Insurance Premiums.  All insurance premiums paid by Target to the
          -----------------------
          FDIC which are allocated to insurance coverage for Deposit Liabilities of the Banking Offices on the Closing Date shall be allocated to Bank Parties in proportion to the deposit liabilities assumed by Bank Parties.

     (q)  Other Bank Assets.  All other Bank Assets shall be allocated in
          -----------------
          accordance with Schedule 2.1(q).  Any Bank Assets allocated to any
                          ---------------
          Bank Party pursuant to Section

          2.1(c) of the Purchase and Assumption Agreement shall be allocated pursuant to Section 6.11 of this Agreement.


                                  ARTICLE III
                        ALLOCATION OF BANK LIABILITIES
                        ------------------------------

  3.1  Allocation of Bank Liabilities. Bank Parties shall allocate the Bank
       ------------------------------
       Liabilities existing as of the Closing Date among the Bank Parties as set forth below. Such allocations may be amended by LSB and MSB to make adjustments in the allocation of Bank Liabilities pursuant to the provisions of Section 11.6(b) of the Purchase and Assumption Agreement.

       (a) Deposit Liabilities.  At the Closing, the Deposit Liabilities
           -------------------
           (including IRAs) shall be allocated to each Banking Office acquired in accordance with Schedule 3.1(a).
                              ---------------

       (b) Borrowings.  All borrowings from the FHLB of Boston shall be
           ----------
           allocated as set forth on Schedule 3.1(b).
                                     ---------------

       (c) Sold Loans and Mortgage Servicing Contracts.  Any liabilities arising
           -------------------------------------------
           from sold loans or mortgage servicing contracts shall be allocated in accordance with Schedule 3.1(c). A proportionate share of the loan
                           ---------------
           loss reserves of CB, LSB or MSB received from Target shall be used to compensate the CB, LSB or MSB, as applicable, for any actual loss incurred with respect to the sold loans or loan servicing contract liability allocated to it. An actual loss in excess of the loan loss reserves, if any, shall be allocated as provided in Section 13.3 of the Purchase and Assumption Agreement

       (d) Other Bank Liabilities.  All other Bank Liabilities shall be
           ----------------------
           allocated in accordance with Schedule 3.1(e). Any Bank Liability allocated to any Bank Party pursuant to Section 2.2(c) of the Purchase and Assumption Agreement shall be allocated pursuant to
           Section 6.11 of this Agreement.


                                  ARTICLE IV
                                   EMPLOYEES
                                   ---------

  4.1  Allocation of Employees.  Each Bank Party shall be allocated
       -----------------------
       responsibility for the individual Bank Employees, including without limitation the Assumed Severance Obligations and continued coverage insurance plans related to the individual Bank Employees allocated to it, in accordance with Schedule 4.1.
                          ------------

  4.2  Compliance with Terms of Stock Purchase Agreement   Each Bank Party
       -------------------------------------------------
       agrees to comply with the provisions of the Stock Purchase Agreement and the Purchase Assumption Agreement relating to the Bank Employees allocated to it.

  4.3  Corporate Center Obligations.  Each Bank Party shall be allocated
       ----------------------------
       responsibility in accordance with Schedule 4.3 for its portion of the
                                         ------------
       Assumed Severance Obligations with respect to the Corporate Center Employees.

  4.4  Retention Pay Obligations.  Each of Bank Parties shall be responsible for
       -------------------------
       reimbursing Target at Closing for an amount not to exceed 25% of the "stay for pay" amount referred to in Section 2.5.5 of the Stock Purchase Agreement.


                                   ARTICLE V
                                PURCHASE PRICE
                                --------------

  5.1  Allocation of Purchase Price.  The Purchase Price of $25.2 million shall
       ----------------------------
       be allocated among Bank Parties in accordance with Schedule 5.1.
                                                          ------------

  5.2  Allocation of Reductions in Purchase Price.  In the event that the
       ------------------------------------------
       Purchase Price is reduced pursuant to Section 2.3.2(ii) of the Stock Purchase Agreement, (including a reduction based on Sun's election to utilize the Y2K Deposit Measurement Period), the Deposit Reduction Amount and the Post-Closing Deposit Reduction Amount, if any, shall be allocated among Bank Parties in proportion to the decline in the average deposit account balance of the Deposit Liabilities assumed by each Bank Party as set forth in Schedule 3.1.
                    ------------

  5.3  Allocation of Delay Penalty.  In the event that Bank Parties become
       ---------------------------
       liable to PMTH for an upward adjustment to the Purchase Price pursuant to
       Section 3.4 of the Purchase and Assumption Agreement because of any delay caused by or attributable to acts or omissions of a Bank Party, the upward adjustment in the Purchase Price shall be allocated to and paid to PMTH or PMH by the Bank Party to which such delay is attributable.

  5.4  Closing Dividend.  In calculating the Closing Dividend in accordance with
       ----------------
       Section 2.9 of the Stock Purchase Agreement, Bank Parties agree to cooperate in determining any required disposition of the Securities.

  5.5  Allocation of Post-Closing Adjustment.  Any post-closing adjustment paid
       -------------------------------------
       or received by Bank Parties pursuant to Section 3.3 of the Purchase Assumption Agreement shall be divided equally among Bank Parties.

                                  ARTICLE VI
                             POST-CLOSING MATTERS
                              --------------------

  6.1  Mutual Cooperation.  In order to accomplish an orderly transition
       ------------------
       relative to the processing of debits and credits to the Bank Assets and Bank Liabilities assumed by Bank Parties under this Agreement, each Bank Party agrees to cooperate in good faith in the post-transfer processing of checks, drafts, deposit tickets for Deposits Liabilities made prior to and after the Closing Date, and payments of principal and interest received by Bank Parties after the Closing Date with respect to the Loans. Bank Parties intend that the Uniform Commercial Code as in effect in the State of New Hampshire, applicable federal regulations and usual banking practices shall govern the processing of items. Other than PMTH or PMH, the provisions of this Agreement constitute an agreement between Bank Parties only, and no third party shall be, or shall be deemed to be, entitled to rely on, or to receive any direct or indirect benefit from, any of the provisions hereof.

  6.2  Post Closing Data Processing.  Each Bank Party agrees to provide to the
       ----------------------------
       others data processing and transfer services to help insure the proper transfer of customer information and transactions up through all data processing conversions and for a reasonable time thereafter. Each Bank Party agrees to act in good faith in facilitating the conversion and transfer of data processing and other information concerning the Bank Assets and Bank Liabilities to the other Bank Parties. Each Bank Party shall designate an individual to serve as liaison from the date hereof through a future date that shall be generally agreed upon by all Bank Parties as the final conversion date. LSB agrees to provide transitional data processing services to other Bank Parties as set forth in
       Schedule 6.2, which shall be prepared prior to Closing. After the
       ------------
       conversion of the data processing systems, any data processing licensing obligations, equipment or hardware to be disposed will first be offered to Bank Parties for purchase at book value and thereafter liquidated. Any gain or loss associated with the disposition of such equipment shall be divided equally between Bank Parties .

  6.3  Referrals.  Each Bank Party agrees that for a 180 day period following
       ---------
       the Closing Date, it will refer any customers seeking to transact business related to Bank Assets or Bank Liabilities allocated to another Bank Party to seek such services exclusively from the appropriate Bank Party.

  6.4  Non-Solicitation of Bank Employees.  Each Bank Party agrees that from the
       ----------------------------------
       date hereof through the first anniversary of the Closing Date, it shall not, directly or indirectly, solicit for employment, retain as an independent contractor or consultant, induce to terminate employment or otherwise interfere with employment relationships with any Bank employee who is employed by another Bank Party pursuant to Article IV hereof; provided that nothing in this Agreement shall be construed to prevent any Bank Party from advertising employment or consulting opportunities in media of general circulation or publication in the geographic area surrounding such Bank Party. It is expressly acknowledged that a Bank Party may employ as an employee or retain as an independent contractor or consultant any Bank employee who shall terminate his or her employment with a Bank

       Party, provided there is no direct or indirect inducement or interference by, or other pre-termination contact with, a Bank Party. The terms of this Section 6.4 shall not prohibit a Bank Party from hiring a Bank employee who has been terminated by another Bank Party after the Closing Date.

  6.5  Non-Solicitation of Branch Customers.  Each Bank Party agrees that from
       ------------------------------------
       the date hereof through 180 days following the Closing Date, it shall not solicit Branch Customers through advertising specifically referencing or targeted to such Branch Customers in a way which is reasonably likely to induce such Branch Customers to transfer Deposit Liabilities or Loans from Target to a Bank Party or from one Bank Party to another Bank Party; provided that nothing in this Agreement shall be construed to prevent any
       -------- ----
       Bank Party from (a) engaging in advertising, solicitations, or marketing campaigns not primarily directed to or targeted at Branch Customers, (b) responding to unsolicited inquiries by Branch Customers with respect to banking or other financial services, and (c) providing notices or communications relating to the transactions contemplated hereby.

  6.6  Duty to Furnish Information. Each Bank Party shall FURNISH THE OTHER BANK
       ---------------------------
       PARTIES WITH INFORMATION IN ITS POSSESSION, RELATED TO THEIR RESPECTIVE ALLOCATED SHARE OF THE BANK BUSINESS WHICH INFORMATION IS REASONABLY NECESSARY TO ENABLE THEM TO EXERCISE THEIR RIGHTS AND PERFORM THEIR DUTIES UNDER THIS AGREEMENT, THE STOCK PURCHASE AGREEMENT AND THE PURCHASE AND ASSUMPTION AGREEMENT.

  6.7  Deposits and Loan Payments Inadvertently Received. Each Bank Party shall
       -------------------------------------------------
       make all reasonable efforts to facilitate the acceptance after the Closing Date of any deposits or loan payments for accounts allocated to another Bank Party. Each Bank Party shall agree to accept deposits and loan payments after the Closing Date for accounts allocated to another Bank Party for a period not to exceed 90 days. Bank Parties shall undertake reasonable measures to facilitate the timely crediting of deposits and payments.

  6.8  Obligation to Update Schedules Prior to Closing.  From time to time prior
       -----------------------------------------------
       to the Closing Date, Bank Parties will supplement or amend the Disclosure Schedules delivered in connection herewith with respect to any matter hereafter arising which is necessary to reflect a change in the allocation of Bank Assets and Bank Liabilities assumed by Bank Parties.

  6.9  Conduct of Business.  During the period from the date of this Agreement
       -------------------
       through 180 days following the Closing Date, each Bank Party agrees to conduct its business in good faith in the usual, regular and ordinary course consistent with past practices and to take no action which would adversely affect or delay the ability of the other Bank Parties to perform their obligations under this Agreement.

 6.10  Regulatory Approvals.
       --------------------

       (a) As soon as practicable after the date hereof, Bank Parties shall use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement. Bank Parties will each cooperate with the other and will each furnish the other and the other's counsel with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any application, petition or any other statement or application made by or on behalf of a Bank Party to any governmental body in connection with the transactions contemplated by this Agreement. Bank Parties shall have the rights to review and approve in advance all characterizations of the information relating to themselves, as the case may be, and any of their respective subsidiaries, which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental body. In addition, Bank Parties shall each furnish to the other a final copy of each such filing made in connection with the transactions contemplated by this Agreement with any governmental body.

       (b)  If, between the date of this Agreement and the Closing Date, either
            (i) LSB or MSB determine that a Herfindahl-Hirschmann Index change with regard to the Banking Offices or deposit liabilities to be assumed by each of LSB and MSB under this Agreement will create an impermissible competitive effect, or (ii) a government agency, the approval of which will be a requirement to Closing, so indicates, LSB and MSB shall cooperate to amend this Agreement so as to re-allocate certain Bank Assets and/or Bank Liabilities to each of LSB and MSB to eliminate the impermissible competitive effect.

  6.11  Adjustments in Bank Assets and Bank Liabilities.  While it is the intent
        -----------------------------------------------
        of Bank Parties to allocate the Bank Business between Bank Parties, respectively, Bank Parties recognize that there may be certain assets and liabilities that are not easily allocated between Bank Parties that may be identified between the date of this Agreement and the Closing Date or may be identified after the Closing. In such case, Bank Parties will endeavor in good faith to allocate any such asset or liability equitably between each other in such a manner as to carry out the intent of this Agreement. As a general principle, Bank Parties agree that any such asset or liability that is incidental to or a consequence of an asset or liability assigned to a Banking Office will belong to the Bank Party acquiring the related asset or liability. Any other asset or liability that relates to more than one Banking Office shall be allocated between Bank Parties based on the relative benefit or burden derived from such asset or liability to the Banking Offices except that if such relative benefit or burden cannot be ascertained, then Bank Parties shall share equally in such benefit or burden. If Bank Parties are unable to agree on an allocation after a good faith effort, the matter shall be referred to arbitration pursuant to Section 14.16 of the Purchase and Assumption Agreement.

                                  ARTICLE VII
                                INDEMNIFICATION
                                ---------------

 7.1 Allocation of Indemnification Payments.
     --------------------------------------

     (a) Except as otherwise provided in this Agreement, in the event that Bank Parties become liable to PMTH or PMH pursuant to Article XII of the Purchase and Assumption Agreement, such liability shall be allocated to and paid by each Bank Party in proportion to the liability attributable to it. If the liability cannot be proportioned among Bank Parties, such liability will be allocated evenly among Bank Parties.

     (b) In the event that PMTH or PMH becomes liable to Bank Parties pursuant to Article XII of the Purchase and Assumption Agreement, the amount payable to Bank Parties by PMTH or PMH shall be allocated among Bank Parties in proportion to the losses incurred by each Bank Party for which such indemnification is being paid.

     (c) In the event that Sun becomes liable to Bank Parties pursuant to
         Article XIII of the Stock Purchase Agreement, the amount payable to Bank Parties by Sun shall be allocated among Bank Parties in proportion to the losses incurred by each Bank Party for which such indemnification is being paid.


                                  ARTICLE VII
                              GENERAL PROVISIONS
                              ------------------

  8.1  Entire Agreement; Modification; Waiver.  This Agreement, including all
       --------------------------------------
       Schedules hereto and the agreements and other documents referred to herein and therein, constitutes the entire agreement of the parties pertaining to the subject matter contained herein and this Agreement supersedes all prior or contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment to, or waiver of this Agreement shall be binding unless executed in writing by Bank Parties. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

  8.2  Counterparts. This Agreement may be executed in two or more counterparts,
       ------------
       each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

 8.3   Headings.  The headings of the Sections, Articles, and Schedules of this
       --------
       Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

  8.4  Governing Law.  This Agreement shall be governed by and construed in
       -------------
       accordance with the laws of the State of New Hampshire without giving effect to the principles of conflict of laws thereof.

  8.5  Addresses of Notice.  All notices, requests, demands and other
       -------------------
       communications provided for under this Agreement and under the related documents shall be in writing (including telegraphic communication) and mailed (by registered or certified mail, return receipt requested, or delivered by Federal Express or other similar express overnight delivery service), or telegraphed, telecopied or delivered to the applicable party at the addresses indicated below.

If to LSB:
          Lake Sunapee Bank, fsb
          9 Main Street (PO Box 9)
          Newport, NH 03773-0029
          Attention:   Stephen W. Ensign, President and Chief Executive Officer
          Telecopier:  603-863-9571

          With a copy to:     Richard A. Schaberg, Esq.
                              Thacher Proffitt & Wood
                              1700 Pennsylvania Avenue, NW
                              Washington, DC 20006
          Telecopier:         (202) 347-6238

If to MSB:
          Mascoma Savings Bank
          67 North Park Street
          Lebanon, NH 03776-0435
          Attention: Stephen F. Christy
          Telecopier: (603) 448-1470

          With a copy to:     W. John Funk, Esq.
                              Gallagher, Callahan & Gartrell
                              214 North Main Street
                              Concord, NH 03301
          Telecopier:         (603) 226-3334

If to CB:
          Cargill Bank
          Westbank Tower, 225 Park Avenue
          West Springfield, MA 01089
          Attention: Donald Chase
          Telecopier:  (413) 747-1456

          With a copy to:     Richard A. Schaberg, Esq.
                              Thacher Proffitt & Wood
                              1700 Pennsylvania Avenue, NW
                              Washington, DC 20006
                              Telecopier:  (202) 347-6238

       or, to each party, at such other address that party designates in a written notice to the other party in accordance with this section. All such notices, requests, demands or other communications shall be deemed delivered (i) if sent by messenger, upon personal delivery to the party to whom the notice is directed, (ii) if sent by telecopier, upon electronic or telephonic confirmation of receipt from the receiving telecopier machine, (iii) if sent by reputable overnight courier, one business day after delivery to such courier, or (iv) if sent by mail, three 3 business days following deposit in the United States mail, postage prepaid, certified mail, return receipt requested.

  8.6  Expenses.  Except as otherwise provided herein, each Bank Party shall pay
       --------
       its own out-of-pocket expenses incurred in connection with this Agreement, including legal, accounting and investment banking, whether or not the transactions contemplated by this Agreement are consummated. In the event that expenses incurred in connection with this Agreement are not attributable to a particular Bank Party, such expenses shall be allocated equally among Bank Parties.

  8.7  Publicity.  Except as may be required by law or by the rules or
       ---------
       regulations of any governmental authority or securities exchange prior to the Closing Date, neither party shall, directly or indirectly, make or cause to be made any public announcement or disclosure, or issue any notice, relating to any of the transactions contemplated by this Agreement, unless approved by the other in advance. Both parties will limit the distribution of information relative to this transaction to those persons who must be aware of the Agreement for the performance of their duties.

  8.8  Severability.  If any paragraph, section, sentence, clause, phrase, word
       ------------
       or covenant contained in this Agreement shall become illegal, null or void, or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void, or against public policy, the remaining paragraphs, sections, sentences, clauses, phrases, words and covenants contained in this Agreement shall not be affected.

  8.9  Consent to Jurisdiction: Waiver of Jury Trial.  EACH PARTY HERETO, TO THE
       ---------------------------------------------
       EXTENT IT MAY LAWFULLY DO SO, HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW HAMPSHIRE AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW HAMPSHIRE, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN OR OTHER REVIEW SOUGHT FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF SUCH PARTY'S OBLIGATIONS UNDER OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS

       CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY SUCH COURTS.

       EACH PARTY HERETO HEREBY WAIVES TRIAL B JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONCERNED WITH THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY. NO PARTY HERETO, NOR ANY ASSIGNEE OR SUCCESSOR OF A PARTY HERETO, SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL A CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

 8.10  Damages; Enforcement of the Agreement.
       -------------------------------------

     (a) Any Bank Party suffering or incurring any loss, fee, cost, expense, liability or obligation which has a material adverse effect on the Bank Assets or Bank Liabilities allocated to it herein ("Damages"), which arise from the actions or omissions of another Bank Party or Bank Parties, shall be entitled to prompt payment for the amount of any Damages from such other Bank Party or Bank Parties.

     (b) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

  8.11    Binding Nature; Assignment.  This Agreement shall be binding upon and
          --------------------------
          inure to the benefit of the parties hereto and their permitted successors and assigns; provided, however, that neither this Agreement nor any rights, privileges, duties or obligations of the parties hereto may be assigned by an such party prior to the Closing Date unless expressly pursuant to Section 14.6 of the Purchase and Assumption Agreement.

  8.12    No Third Party Rights.  Other than with respect to PMTH and PMH, this
          ---------------------
          Agreement is not intended, nor shall it be construed, to create any express or implied third party beneficiary rights in any person, including present and former employees of Target, the Bank Employees, or any beneficiaries or dependents thereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              Lake Sunapee Bank, fsb


                              By: /s/  STEPHEN W. ENSIGN
                                 -------------------------------------


                              Mascoma Savings Bank


                              By:
                                 -------------------------------------



                              Cargill Bank


                              By:
                                 -------------------------------------

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              Lake Sunapee Bank, fsb


                              By:
                                 -------------------------------------


                              Mascoma Savings Bank


                              By: /s/ STEPHEN F. CHRISTY, PR.
                                 -------------------------------------



                              Cargill Bank


                              By:
                                 ------------------------------------

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              Lake Sunapee Bank, fsb


                              By:
                                 -------------------------------------


                              Mascoma Savings Bank


                              By:
                                 -------------------------------------



                              Cargill Bank


                              By: /s/ GARY L. BRIGGS
                                 -------------------------------------
                                 Executive Vice President





                                      S-1